UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

GLOBAL HEALTH VENTURES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-137888	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

409 Granville Street, Suite 1023 British Columbia, Canada	V6C 1T2
(Address of Principal Executive Offices)	(Zip Code)

(604) 324-4844
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 28, 2010, Global Health Ventures Inc. signed a purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company together with a registration rights agreement whereby LPC has agreed to purchase up to $20 million of our stock over a 30 month period.  Under the registration rights agreement, we agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that have been issued or may be issued to LPC under the purchase agreement.  After the SEC has declared effective the registration statement related to the transaction, we have the right over a 30-month period to sell our shares of common stock to LPC in amounts of up to $100,000 to up to $1,000,000 per sale, depending on certain conditions as set forth in the purchase agreement, up to the aggregate amount of $20 million.

The purchase price of the shares related to the $20 million of future funding will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount. The Company will control the timing and amount of any sales of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below the Floor Price (as defined in the purchase agreement).

In consideration for entering into the $20 million agreement, we issued to LPC 600,000 shares of our common stock as a commitment fee. The common stock purchase agreement may be terminated by us at any time at our discretion without any cost to us.  There are no negative covenants, penalties or liquidated damages in the agreement.  The proceeds received by the Company under the common stock purchase agreement are expected to be used in the development of X-Excite and other sublingual drugs, as well as for general working capital.

The foregoing description of the common stock purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the common stock purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Common Stock Purchase Agreement, dated as of May 28, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of May 28, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL HEALTH VENTURES INC.
Date: May 28, 2010
	By:	/s/ Hassan Salari
Hassan Salari Chief Executive Officer